POWER OF ATTORNEY

Each undersigned Trustee of The Timothy Plan (the “'Trust”) hereby appoints Brian Mumbert, Cheryl Mumbert and Greg Ally, each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an ”Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of the Registration Statement on Form N-14 relating to the proposed reorganization of the Timothy Plan US Large/Mid Cap Core Enhanced ETF, a series of the Trust, into the Timothy Plan US Large/Mid Cap Core ETF, also a series of the Trust, pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 14th day of July 2025.

Name

/s/ Brian Mumbert
Brian Mumbert, President and Interested Trustee

/s/ Mathew D. Staver
Mathew D. Staver, Interested Trustee

/s/ Deborah Honeycutt
Deborah Honeycutt, Independent Trustee

/s/ Dale Bissonette
Dale Bissonette, Independent Trustee

/s/ Anthereca Lane
Anthereca Lane, Independent Trustee

/s/ Alan M. Ross
Alan M. Ross, Independent Trustee

/s/ Richard W. Copeland
Richard W. Copeland, Independent Trustee

/s/ Abraham M. Rivera
Abraham M. Rivera, Independent Trustee

/s/ Theron Holladay
Theron Holladay, Independent Trustee

/s/ John C. Mulder
John C. Mulder, Independent Trustee

/s/ Shelly Nahrstedt
Shelly Nahrstedt, Independent Trustee

/s/ Kenneth Blackwell
Kenneth Blackwell, Independent Trustee

/s/ Greg Ally
Greg Ally, Treasurer